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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 6, 2001

THE J. JILL GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-22480 (Commission File Number)	04-2973769 (IRS Employer Identification No.)
4 Batterymarch Park, Quincy, MA (Address of Principal Executive Offices)		02169-7468 (Zip Code)

Registrant's telephone number, including area code: (617) 376-4300

Item 5.  Other Events.

    On February 6, 2001, The J. Jill Group, Inc. (the "Company") issued and sold an aggregate of 1,710,000 restricted shares of its common stock (the "Restricted Shares") to institutional investors at $18.00 per share for gross proceeds of $30,780,000 pursuant to several stock purchase agreements (each individually a "Stock Purchase Agreement" and collectively the "Stock Purchase Agreements") between the Company and the investors (each an "Investor") listed in the table below. Each such stock purchase agreement was (i) substantially identical to the form of stock purchase agreement attached as an exhibit hereto, (ii) between the Company and a single Investor, and (iii) for the sale to such Investor of the number of shares set forth opposite the name of such Investor in the column entitled "Shares" in the table below. The Company previously announced the execution and delivery of the Stock Purchase Agreements on January 31, 2001 in a press release, which is attached as an exhibit hereto and incorporated herein by reference. The Company paid a fee of 6.0% of the gross proceeds from the sale of Restricted Shares to U.S. Bancorp Piper Jaffray Inc., the Company's placement agent for the sale of the Restricted Shares.

Investor	Shares
AIM Small Cap Growth Fund	175,000
Bricoleur Partners, L.P.	36,000
Bricoleur Partners II, L.P.	31,000
Bricoleur Offshore, Ltd.	33,000
Fidelity Advisor Series I: Fidelity Advisor Value Strategies Fund	200,000
Variable Insurance Products Fund III: Aggressive Growth Portfolio	500
Fidelity Advisor Series I: Fidelity Advisor TechnoQuant Growth Fund	24,800
Fidelity Capital Trust: Fidelity TechnoQuant Growth Fund	37,200
Fidelity Securities Fund: Fidelity Advisor Aggressive Growth Fund	9,500
Fidelity Commonwealth Trust: Fidelity Small Cap Retirement Fund	2,700
Fidelity Small Cap America Fund	97,300
Fidelity Capital Trust: Fidelity Small Cap Selector	138,000
Neuberger Berman Millennium Fund	66,900
Nationwide Select Advisors Small Cap Growth Fund	11,200
Principal Investors Fund, Inc.—Partners SmallCap Growth Fund I	1,900
Pequot Scout Fund, L.P.	100,000
Pequot Navigator Offshore Fund, Inc.	50,000
PIMCO Opportunity Fund	200,000
Putnam Investment Funds—Putnam Small Cap Value Fund	82,500
Putnam Variable Trust—Putnam VT Small Cap Value Fund	22,500
Putnam Funds Trust—Putnam Equity Fund 2000	2,500
Putnam Funds Trust—Putnam Equity Fund 98	11,500
Putnam Investment Funds—Putnam Capital Opportunities Fund	55,800
Putnam Capital Appreciation Fund	70,100
Putnam Variable Trust—Putnam VT Capital Appreciation Fund	100
Special Situations Cayman Fund, L.P.	31,250
Special Situations Private Equity Fund, L.P.	125,000
Special Situations Fund III, L.P.	93,750

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

  (a)
  Exhibits

  4.1
  Form of Stock Purchase Agreement.

  99.1
  January 31, 2001 Press Release.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE J. JILL GROUP, INC.
Date: February 13, 2001	By:	/s/ OLGA L. CONLEY Olga L. Conley Chief Financial Officer

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SIGNATURES